Exhibit 10.1

PERSHING GOLD CORPORATION

RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (this “Agreement”) between PERSHING GOLD CORPORATION (the “Corporation”) and [        ] (“Participant”) is dated effective [        ] (the “Date of Grant”).

RECITALS

A. The Board has adopted, and the stockholders have approved, the Pershing Gold Corporation 2013 Equity Incentive Plan (the “Plan”);

B. The Plan provides for the granting of restricted stock awards to eligible participants as determined by the Administrator; and

C. The Administrator has determined that Participant is a person eligible to receive a restricted stock award under the Plan and has determined that it would be in the best interest of the Corporation to grant the restricted stock award provided for herein.

AGREEMENT

1. Grant of Restricted Stock.

(a) Stock. Pursuant to the Plan, Participant is hereby awarded [   ] shares of the Corporation’s common stock (the “Common Stock”), subject to the conditions of the Plan and this Agreement (the “Restricted Stock”).

(b) Plan Incorporated. Participant acknowledges receipt of a copy of the Plan, and agrees that, except as contemplated by Section 12 below, this award of Restricted Stock shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2. Vesting and Forfeiture. Participant shall vest in his or her rights under the Restricted Stock pursuant to the following schedule (each date upon which vesting occurs being referred to herein as a “Vesting Date”):

Date	Number of Shares Vested

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The foregoing notwithstanding, vesting pursuant to the foregoing schedule shall occur on a Vesting Date only if Participant remains employed by or provides services to the Corporation from the Date of Grant to such Vesting Date. If Participant ceases to be employed by or ceases to provide services to the Corporation at any time prior to the final Vesting Date, pursuant to Section 6.1.3 of the Plan, all unvested Restricted Stock shall be forfeited immediately on the date that Participant’s employment or service is terminated and the Participant shall have no further rights with respect to such Restricted Stock.

3. Accelerated Vesting of Restricted Stock. As provided in Section 7.2 of the Plan, if the Corporation undergoes a Change in Control, any unvested Restricted Stock held by Participant will become fully vested.

4. Issuance and Limits on Transferability. Shares of Restricted Stock shall not be transferable except by will or the laws of descent and distribution or pursuant to a beneficiary designation, or as otherwise permitted by Section 5.7 of the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of shares of unvested Restricted Stock that does not satisfy the requirements of this Agreement and the Plan shall, prior to the lapse of the restrictions on such shares pursuant to Section 2 of this Agreement, be void and unenforceable against the Corporation.

5. Certificates. A certificate evidencing the Restricted Stock shall be issued by the Corporation in Participant’s name, or at the option of the Corporation, in the name of a nominee of the Corporation, pursuant to which Participant shall have voting rights and shall be entitled to receive all dividends until the Restricted Stock is otherwise forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Stock, and the Corporation may cause the certificate to be delivered upon issuance to the Secretary of the Corporation or to such other depository as may be designated by the Corporation as a depository to be held in escrow for safekeeping until the Vesting Date or a forfeiture occurs pursuant to the terms of the Plan and this Agreement. Participant shall deliver to the Corporation the stock power attached hereto, endorsed in blank, relating to the Restricted Stock. Upon a Vesting Date, the Corporation shall cause a new certificate or certificates to be issued without legend (unless otherwise required by applicable law) in the name of Participant for the vested Restricted Stock. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Restricted Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Corporation shall not be obligated to issue or deliver any shares of Restricted Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

6. Status of Stock. Participant agrees that the Restricted Stock will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Participant also agrees (i) that the certificates representing the Restricted Stock may bear such legend or legends as the Corporation deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Corporation may refuse to register the transfer of the Restricted Stock on the stock transfer records of the Corporation if such proposed transfer would be in the opinion of counsel satisfactory to the Corporation constitute a violation of any applicable securities law and (iii) that the Corporation may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock.

7. Withholding. In accordance with Section 5.5 and Section 8.5 of the Plan, and such rules as may be adopted by the Administrator under the Plan, in order to comply with all applicable federal or state income tax laws or regulations, the Corporation may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

8. Tax Election. The Corporation has advised Participant to seek Participant’s own tax and financial advice with regard to the federal and state tax considerations resulting from Participant’s receipt of Restricted Stock pursuant to this Agreement. Participant is making Participant’s own determination as to the advisability of making a Section 83(b) election with respect to the Restricted Stock. Participant understands that the Corporation will report to appropriate taxing authorities the payment to Participant of compensation income either (i) upon the vesting of the Restricted Stock or (ii) if Participant makes a timely Section 83(b) election, as of the Date of Grant. Participant understands that he or she is solely responsible for the payment of all federal and state taxes resulting from this grant of Restricted Stock. With respect to tax withholding amounts, the Corporation has all of the rights specified in Section 7 of this Agreement and has no obligations to Participant except as expressly stated in Section 7 of this Agreement.

9. Binding Effect. This Agreement shall bind Participant and the Corporation and their beneficiaries, survivors, executors, administrators and transferees.

10. No Guarantee of Continued Position. This Agreement is not a contract for employment and nothing herein shall supersede or amend the terms of any employment agreement between the Corporation and Participant or imply that Participant has a right to continued employment with the Corporation.

11. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.

12. Conflicts and Interpretation. In the event of any conflict between this Agreement and the Plan, this Agreement shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Administrator has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

13. Amendment. The Corporation may modify, amend or waive the terms of the Restricted Stock award, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of Participant without his or her consent, except as required by applicable law, stock exchange rules, tax rules or accounting rules. Prior to the effectiveness of any modification, amendment or waiver required by tax or accounting rules, the Corporation will provide notice to Participant and the opportunity for Participant to consult with the Corporation regarding such modification, amendment or waiver. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Grant Agreement as of the date first written above.

PERSHING GOLD CORPORATION

By:
Name:
Title:

PARTICIPANT:

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